UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 27, 2008


                            PEOPLE'S LIBERATION, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or other Jurisdiction of Incorporation)


      000-16075                                           86-0449546
(Commission File Number)                       (IRS Employer Identification No.)

                          150 WEST JEFFERSON BOULEVARD,
                             LOS ANGELES, CA 90007
              (Address of Principal Executive Offices and zip code)

                                 (213) 745-2123
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

         [_]      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         [_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

         [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 27, 2008, our subsidiary, William Rast Sourcing, LLC ("WRS"), entered into a Design Services Agreement (the "AGREEMENT") with Paris68, LLC, a New York limited liability company ("DESIGNER"), Johan Lindeberg ("JL") and Marcella Lindeberg ("ML"). The Agreement provides that our William Rast lifestyle collection will be developed and designed in collaboration with Paris68, the highly recognized New York-based independent design consultancy of Johan and Marcella Lindeberg. Johan Lindeberg, best known for his role as Creative Director of the Swedish brand J. Lindeberg, will design William Rast's men's collection while Marcella Lindeberg will design William Rast's women's collection. The initial collections were launched in February of 2008. The Agreement with Paris68 and Johan and Marcella Lindeberg is effective as of November 15, 2007, and expires on December 31, 2010, unless terminated earlier pursuant to the terms of the Agreement.

         As compensation for its services, WRS will pay Designer a design fee, payable monthly, as well as a royalty in the second and third years of the Agreement. The royalty is based on net sales of the products, but will only be paid if net sales of the products in the applicable contract year exceed a specified threshold.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            People's Liberation, Inc.



Date:    March 4, 2008                By:        /s/ Darryn Barber
                                            ------------------------------------
                                                 Darryn Barber
                                                 Chief Financial Officer


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